SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Ameritrans Capital Corporation
             (Exact name of Registrant as specified in its charter)



             Delaware                                   52-2102424
  (State or other jurisdiction of           (IRS Employer Identification No.)
  incorporation or organization)

    747 Third Avenue, 4th Floor
        New York, New York                                10017
      (Address of Principal)                            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:

     (i) Units, each consisting of one share of common stock, par value $.0001 (the "Common Stock"), one share of 9 3/8% cumulative participating redeemable preferred stock (the "Participating Preferred Stock"), and one redeemable warrant exercisable into one share of Common Stock (the "Warrants").

     (ii) Common Stock, par value $.0001 per share.

     (iii) Participating Preferred Stock.

     (iv) Warrants.

Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant is registering (i) Units, each Unit consisting of one share of Common Stock, one share of Participating Preferred Stock, and one Warrant
exercisable  into  one  share  of  Common  Stock;   (ii)  Common  Stock;   (iii)
Participating Preferred Stock; and (iv) Warrants.

     Incorporated herein by reference are the sections entitled "Description of Capital Stock," "Description of Participating Preferred Stock" and "Warrants" contained in Amendment No. 2 to the Registrant's Registration Statement filed on Form N-2/A (Registration No. 333-82693) filed on December 21, 2001 (the "Registration Statement"). The "Description of Capital Stock," "Description of Participating Preferred Stock" and "Warrants" sections contained in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act, is also hereby incorporated by reference.

Item 2.  Exhibits.

    Document                                                      Exhibit No.(1)
    --------                                                      -----------

    Certificate of Incorporation*                                      a.

    By-laws*                                                           b.

    Specimen Certificate for shares of Participating Preferred        d.1
    Stock.*

    Specimen Certificate for Warrants.*                               d.2

    Certificate of Designations.*                                     d.3

    Form of Warrant Agreement.*                                       d.4

    Form of Underwriter's Unit Purchase Option.*                      d.5

    Underwriting Agreement dated December __, 2001 between            h.1
    Ameritrans and Noble International Investments, Inc.*

    Agreement among Underwriters dated December __, 2001.*            h.2

    1999 Employee Stock Option Plan*                                  i.1

    Non-Employee Director Stock Option Plan*                          i.2

-------------
     * Incorporated herein by reference to the Exhibit volume filed with Amendment No. 2 to the Registrant's Registration Statement, Registration No. 333-32693, filed with the Securities and Exchange Commission on December 21, 2001, at the exhibit number set forth opposite such document.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


DATED: January 30, 2002
                                            AMERITRANS CAPITAL CORPORATION


                                            By: /s/ Gary C. Granoff
                                                ------------------------------
                                                Name:   Gary C. Granoff
                                                Title:  President